CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the Statement of Additional Information included in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6 for the Century II Accumulator variable universal life insurance contracts, issued through the Kansas City Life Variable Life Separate Account (File No. 333-150926).  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP

By:       /s/ W. Thomas Conner
            W. Thomas Conner

Washington, D.C.
June 10, 2008